Exhibit 3.1

AMENDED ARTICLES OF INCORPORATION

OF

FIFTH THIRD BANCORP

FIRST:    The name of the corporation shall be FIFTH THIRD BANCORP.

SECOND:    The place in the State of Ohio where the principal office of the corporation is to be located is the City of Cincinnati, County of Hamilton.

THIRD:    The purpose for which the corporation is formed is to engage in any and/or all lawful acts or activities for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, as amended.

FOURTH:    (A) The total authorized number of shares of the corporation is Two Billion One Million (2,001,000,000) shares, which shall be classified as follows:

1) Two Billion (2,000,000,000) shares of common stock, without par value. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders for their vote, consent, waiver, release or other action, subject to the provisions of the law with respect to cumulative voting.

2) Five Hundred Thousand (500,000) shares of preferred stock, without par value.

(a)     5.10 % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H. Twenty Four Thousand (24,000) shares of the preferred stock of the Corporation shall be designated “5.10 % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H.” Each of the Twenty Four Thousand (24,000) shares of the 5.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, no par value, shall have a liquidation preference of $25,000 per share, and $600,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:

1.    Designation. The shares of such series shall be designated as “5.10 % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H” (the “Series H Preferred Stock”).

2.    Dividends.

(i)    Dividends on shares of Series H Preferred Stock will not be mandatory. Holders of the Series H Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series H Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series H Preferred Stock (the “Original Issuance Date”) through, but excluding June 30, 2023 (the “Fixed Rate Period”), dividends on the Series H Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 5.10%.

Commencing on June 30, 2023 and continuing for so long as any shares of the Series H Preferred Stock remain outstanding (the “Floating Rate Period”), dividends on the Series H Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.033%. For the Fixed Rate Period, dividends on the liquidation preference of $25,000 per share of Series H Preferred Stock will be payable, when, as and if declared by the Board of Directors, semi-annually in arrears on each June 30 and December 31 beginning on December 31, 2013 to and including June 30, 2023 (each such date a “Fixed Rate Dividend Payment Date”). For the Floating Rate Period, dividends on the liquidation preference of $25,000 per share of Series H Preferred Stock will be payable, when as and if declared by the Board of Directors, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on September 30, 2023 (each such date a “Floating Rate Dividend Payment Date” and each Floating Rate Payment Date and each Fixed Rate Payment Date, together referred to as a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series H Preferred Stock and end on, but exclude, December 31, 2013. Declared dividends, if any, will be paid to holders of record of Series H Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.

For the Fixed Rate Period, the dividend payable on the Series H Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

For the Floating Rate Period, the dividend accrued for each day (the “Daily Dividend Amount”) will be calculated by dividing the dividend rate in effect for such day by 360 and multiplying the result by the aggregate liquidation preference of the Series H Preferred Stock. The dividend to be paid, when, as and if declared by the Board of Directors, on the Series H Preferred Stock for each quarterly Dividend Payment Period will be calculated by adding the Daily Dividend Amounts for each day in such quarterly Dividend Payment Period. All percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.765435% (or .08765435) being rounded to 8.76544% or ..0876544)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Three-month LIBOR” means, with respect to any quarterly Dividend Payment Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly Dividend Payment Period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with the corporation), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly Dividend Payment Period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that quarterly Dividend Payment Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly Dividend Payment Period will be the same as three-month LIBOR as determined for the immediately preceding Dividend Payment Period. The establishment of three-month LIBOR for each quarterly Dividend Payment Period by the calculation agent shall (in the absence of manifest error) be final and binding.

“Calculation agent” means Wilmington Trust, National Association, or any other firm appointed by Fifth Third, acting as calculation agent. Upon request of the holder of any shares of Series H Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series H Preferred Stock.

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly Dividend Payment Period.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

(ii)    Dividends on shares of Series H Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series H Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series H Preferred Stock are declared for any future Dividend Payment Period.

3.     Ranking.

(i)    The Series H Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series H Preferred Stock; (b) equally with our outstanding Series G Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series H Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the corporation.

(ii)    The corporation will not issue any series of preferred stock in the future that ranks senior to the Series H Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series H Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series H Preferred Stock are referred to herein as “junior stock.”

(iii)    So long as any shares of Series H Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series H Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.

(iv)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series H Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series H Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series H Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series H Preferred Stock and the Dividend Parity Stock on a pro rata basis.

(v)    The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).

4.    Conversion. The Series H Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.

5.    Redemption.

(i)    Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series H Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on or after June 30, 2023 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series H Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to June 30, 2023, the shares of Series H Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series H Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series H Preferred Stock is outstanding.

(ii)    Holders of Series H Preferred Stock do not have any right to require redemption of the Series H Preferred Stock.

(iii)    The corporation will mail notice of every redemption of the Series H Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series H Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books.

The corporation may redeem the Series H Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series H Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series H Preferred Stock to be redeemed, and if less than all shares of Series H Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series H Preferred Stock is to be redeemed.

(iv)    If notice of redemption of any shares of Series H Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by us for the benefit of the holders of the shares of Series H Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series H Preferred Stock, such shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series H Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.

6.    Status of Reacquired Shares. Shares of Series H Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series H Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.

7.    Liquidation Rights.

(i)    In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series H Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series H Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series H Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series H Preferred Stock.

(ii)    If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series H Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series H Preferred Stock, the amounts paid to the holders of Series H Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.

(iii)    If the Total Liquidation Amount per share of Series H Preferred Stock has been paid in full to all holders of Series H Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series H Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series H Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.

(iv)    For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution or winding-up of the corporation’s affairs.

8.     Voting Rights.

Except as required by Ohio law, holders of the Series H Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series H Preferred Stock, as a separate class for voting purposes.

9.     Mergers and Consolidations.

The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series H Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series H Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series H Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 8 above.

10. Preemptive or Subscription Rights. The holders of the Series H Preferred Stock shall not have any preemptive or subscription rights.

11. Form. The Series H Preferred Stock will be issued only in fully registered form.

(b)     6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I. Eighteen Thousand (18,000) shares of the preferred stock of the Corporation shall be designated “6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I.” Each of the Eighteen Thousand (18,000) shares of the 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, no par value, shall have a liquidation preference of $25,000 per share, and $450,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:

1.    Designation. The shares of such series shall be designated as “6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I” (the “Series I Preferred Stock”).

2.    Dividends.

(i)    Dividends on shares of Series I Preferred Stock will not be mandatory. Holders of the Series I Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series I Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series I Preferred Stock (the “Original Issuance Date”) through, but excluding December 31, 2023 (the “Fixed Rate Period”), dividends on the Series I Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 6.625%. Commencing on December 31, 2023 and continuing for so long as any shares of the Series I Preferred Stock remain outstanding (the “Floating Rate Period”), dividends on the Series I Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.71%. For the Fixed Rate Period, dividends on the liquidation preference of $25,000 per share of Series I Preferred Stock will be payable, when, as and if declared by the Board of Directors, quarterly in arrears on each March 31, June 30, September 30 and December 31 beginning on March 31, 2014 to and including December 31, 2023 (each such date a “Fixed Rate Dividend Payment Date”). For the Floating Rate Period, dividends on the liquidation preference of $25,000 per share of Series I Preferred Stock will be payable, when as and if declared by the Board of Directors, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on March 31, 2024 (each such date a “Floating Rate Dividend Payment Date” and each Floating Rate Payment Date and each Fixed Rate Payment Date, together referred to as a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series I Preferred Stock and end on, but exclude, March 31, 2014. Declared dividends, if any, will be paid to holders of record of Series I Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.

For the Fixed Rate Period, the dividend payable on the Series I Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

For the Floating Rate Period, the dividend accrued for each day (the “Daily Dividend Amount”) will be calculated by dividing the dividend rate in effect for such day by 360 and multiplying the result by the aggregate liquidation preference of the Series I Preferred Stock. The dividend to be paid, when, as and if declared by the Board of Directors, on the Series I Preferred Stock for each quarterly Dividend Payment Period will be calculated by adding the Daily Dividend Amounts for each day in such quarterly Dividend Payment Period.

All percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.765435% (or .08765435) being rounded to 8.76544% or .0876544)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Three-month LIBOR” means, with respect to any quarterly Dividend Payment Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly Dividend Payment Period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with the corporation), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly Dividend Payment Period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that quarterly Dividend Payment Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly Dividend Payment Period will be the same as three-month LIBOR as determined for the immediately preceding Dividend Payment Period. The establishment of three-month LIBOR for each quarterly Dividend Payment Period by the calculation agent shall (in the absence of manifest error) be final and binding.

“Calculation agent” means Wilmington Trust, National Association, or any other firm appointed by Fifth Third, acting as calculation agent. Upon request of the holder of any shares of Series I Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series I Preferred Stock.

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly Dividend Payment Period.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

(ii)    Dividends on shares of Series I Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series I Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series I Preferred Stock are declared for any future Dividend Payment Period.

3.     Ranking.

(i)    The Series I Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series I Preferred Stock; (b) equally with our outstanding Series H Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series I Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the corporation.

(ii)    The corporation will not issue any series of preferred stock in the future that ranks senior to the Series I Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series I Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series I Preferred Stock are referred to herein as “junior stock.”

(iii)    So long as any shares of Series I Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series I Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.

(iv)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series I Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series I Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series I Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series I Preferred Stock and the Dividend Parity Stock on a pro rata basis.

(v)    The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).

4.    Conversion. The Series I Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.

5.    Redemption.

(i)    Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series I Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on or after December 31, 2023 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series I Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to December 31, 2023, the shares of Series I Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series I Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series I Preferred Stock is outstanding.

(ii)    Holders of Series I Preferred Stock do not have any right to require redemption of the Series I Preferred Stock.

(iii)    The corporation will mail notice of every redemption of the Series I Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series I Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series I Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series I Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series I Preferred Stock to be redeemed, and if less than all shares of Series I Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series I Preferred Stock is to be redeemed.

(iv)    If notice of redemption of any shares of Series I Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by us for the benefit of the holders of the shares of Series I Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series I Preferred Stock, such shares of Series I Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.

6.    Status of Reacquired Shares. Shares of Series I Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series I Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.

7.    Liquidation Rights.

(i)    In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series I Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series I Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series I Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series I Preferred Stock.

(ii)    If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series I Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series I Preferred Stock, the amounts paid to the holders of Series I Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.

(iii)    If the Total Liquidation Amount per share of Series I Preferred Stock has been paid in full to all holders of Series I Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series I Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series I Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.

(iv)    For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution or winding-up of the corporation’s affairs.

8.     Voting Rights.

Except as required by Ohio law, holders of the Series I Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series I Preferred Stock, as a separate class for voting purposes.

9.     Mergers and Consolidations.

The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series I Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series I Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series I Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 8 above.

10.    Preemptive or Subscription Rights. The holders of the Series I Preferred Stock shall not have any preemptive or subscription rights.

11.    Form. The Series I Preferred Stock will be issued only in fully registered form.

(c)    4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J. Twelve Thousand (12,000) shares of the preferred stock of the corporation shall be designated “4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J.” Each of the Twelve Thousand (12,000) shares of the 4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, no par value, shall have a liquidation preference of $25,000 per share, and $300,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:

1.    Designation. The shares of such series shall be designated as “4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J” (the “Series J Preferred Stock”).

2.    Dividends.

(i)    Dividends on shares of Series J Preferred Stock will not be mandatory. Holders of the Series J Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series J Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series J Preferred Stock (the “Original Issuance Date”) through, but excluding September 30, 2019 (the “Fixed Rate Period”), dividends on the Series J Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 4.90%. Commencing on September 30, 2019 and continuing for so long as any shares of the Series J Preferred Stock remain outstanding (the “Floating Rate Period”), dividends on the Series J Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.129%. For the Fixed Rate Period, dividends on the liquidation preference of $25,000 per share of Series J Preferred Stock will be payable, when, as and if declared by the Board of Directors, semi-annually in arrears on each March 31 and September 30 beginning on September 30, 2014 to and including September 30, 2019 (each such date a “Fixed Rate Dividend Payment Date”). For the Floating Rate Period, dividends on the liquidation preference of $25,000 per share of Series J Preferred Stock will be payable, when as and if declared by the Board of Directors, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on December 31, 2019 (each such date a “Floating Rate Dividend Payment Date” and each Floating Rate Payment Date and each Fixed Rate Payment Date, together referred to as a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series J Preferred Stock and end on, but exclude, September 30, 2014. Declared dividends, if any, will be paid to holders of record of Series J Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.

For the Fixed Rate Period, the dividend payable on the Series J Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

For the Floating Rate Period, the dividend accrued for each day (the “Daily Dividend Amount”) will be calculated by dividing the dividend rate in effect for such day by 360 and multiplying the result by the aggregate liquidation preference of the Series J Preferred Stock. The dividend to be paid, when, as and if declared by the Board of Directors, on the Series J Preferred Stock for each quarterly Dividend Payment Period will be calculated by adding the Daily Dividend Amounts for each day in such quarterly Dividend Payment Period. All percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.765435% (or .08765435) being rounded to 8.76544% or ..0876544)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Three-month LIBOR” means, with respect to any quarterly Dividend Payment Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly Dividend Payment Period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with the corporation), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly Dividend Payment Period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that quarterly Dividend Payment Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000.

However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly Dividend Payment Period will be the same as three-month LIBOR as determined for the immediately preceding Dividend Payment Period. The establishment of three-month LIBOR for each quarterly Dividend Payment Period by the calculation agent shall (in the absence of manifest error) be final and binding.

“Calculation agent” means Wilmington Trust, National Association, or any other firm appointed by Fifth Third, acting as calculation agent. Upon request of the holder of any shares of Series J Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series J Preferred Stock.

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly Dividend Payment Period.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

(ii)    Dividends on shares of Series J Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series J Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series J Preferred Stock are declared for any future Dividend Payment Period.

3.     Ranking.

(i)    The Series J Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series J Preferred Stock; (b) equally with our outstanding Series H and Series I Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series J Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation.

(ii)    The corporation will not issue any series of preferred stock in the future that ranks senior to the Series J Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series J Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series J Preferred Stock are referred to herein as “junior stock.”

(iii)    So long as any shares of Series J Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series J Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.

(iv)    On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series J Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series J Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series J Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series J Preferred Stock and the Dividend Parity Stock on a pro rata basis.

(v)    The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).

4.    Conversion. The Series J Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.

5.    Redemption.

(i)    Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series J Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on or after September 30, 2019 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series J Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to September 30, 2019, the shares of Series J Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series J Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series J Preferred Stock is outstanding.

(ii)    Holders of Series J Preferred Stock do not have any right to require redemption of the Series J Preferred Stock.

(iii)    The corporation will mail notice of every redemption of the Series J Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series J Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series J Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series J Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series J Preferred Stock to be redeemed, and if less than all shares of Series J Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series J Preferred Stock is to be redeemed.

(iv)    If notice of redemption of any shares of Series J Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the corporation for the benefit of the holders of the shares of Series J Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series J Preferred Stock, such shares of Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.

6.    Status of Reacquired Shares. Shares of Series J Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series J Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.

7.    Liquidation Rights.

(i)    In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series J Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series J Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series J Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series J Preferred Stock.

(ii)    If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series J Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series J Preferred Stock, the amounts paid to the holders of Series J Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.

(iii)    If the Total Liquidation Amount per share of Series J Preferred Stock has been paid in full to all holders of Series J Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series J Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series J Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.

(iv)    For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution and winding-up of the corporation’s affairs.

8.     Voting Rights.

Except as required by Ohio law, holders of the Series J Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series J Preferred Stock, as a separate class for voting purposes.

9.     Mergers and Consolidations.

The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series J Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series J Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series J Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 8 above.

10.     Preemptive or Subscription Rights. The holders of the Series J Preferred Stock shall not have any preemptive or subscription rights.

11.    Form. The Series J Preferred Stock will be issued only in fully registered form.

(d)    With respect to all other shares of preferred stock of the corporation:

1. Each share of the preferred stock shall entitle the holder thereof to no voting rights, except as otherwise required by law or except as otherwise provided by the Board of Directors in order to comply with the terms required for shares of preferred stock issued in connection with any capital purchase program(s) authorized by the Emergency Economic Stabilization Act of 2008 (“EESA”) and implemented by the United States Department of the Treasury.

2. The dividend rights of the preferred stock shall be non-cumulative, except as otherwise provided by the Board of Directors.

3. The Board of Directors shall have the right to adopt amendments to these Articles of Incorporation in respect of any unissued or treasury shares of the preferred stock and thereby fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; whether dividend rights shall be cumulative or non-cumulative; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements, conversion rights and restrictions on the issuance of such shares or any series thereof; provided however, except for the foregoing variations which the Board of Directors are authorized to fix or change, all of the express terms of different series of such shares be identical.

Upon the adoption of any amendment pursuant to the foregoing authority, a certificate signed by the president or a vice president and by a secretary or an assistant secretary, containing a copy of the resolution adopting the amendment and a statement of the manner and basis or its adoption, shall be accompanied by the fees then required by law, before the corporation shall have the rights to issue any of such shares.

3) Five Hundred Thousand (500,000) shares of class B preferred stock, without par value (“Class B Preferred Stock”).

(a)     With respect to all shares of Class B Preferred Stock of the corporation, the Board of Directors shall have the right to adopt amendments to these articles of incorporation in respect of any unissued or treasury shares of the Class B Preferred Stock and thereby fix or change: (1) dividend or distribution rights, which may be cumulative or noncumulative; at a specified rate amount, or proportion; with or without further participation rights; and in preference to, junior to, or on a parity in whole or in part with dividend or distribution rights of shares of any other class; (2) liquidation rights, preferences, and price; (3) redemption rights and price; (4) sinking fund requirements, which may require the corporation to provide a sinking fund out of earnings or otherwise for the purchase or redemption of the shares or for dividends or distributions on them; (5) voting rights, which may be full, limited, or denied, except as otherwise required by law; (6) pre-emptive rights, or the denial or limitation of them; (7) conversion rights; (8) restrictions on the issuance of shares; (9) rights of alteration of express terms; (10) the division of any class of shares into series; (11) the designation and authorized number of shares of each series; (12) any other relative, participating, optional, or other special rights and privileges of, and qualifications or restrictions on, the rights of holders of shares of any class or series of Class B Preferred Stock; provided however, that all shares of a series shall have express terms identical with those of other shares of the same series.

Upon the adoption of any amendment pursuant to the foregoing authority, a certificate containing a copy of the resolution adopting the amendment and a statement of the manner and basis or its adoption shall be signed and filed with the Secretary of State in accordance with Ohio law.

(B)    The Board of Directors may, from time to time, determine the time when, the terms under which, and the considerations for which the corporation issues, disposes of, or receives subscriptions for its shares of any class or series thereof, including treasury shares. Payment for shares shall be made with money or other property of any description, or any interest therein, actually transferred to the corporation, or labor or services actually rendered to the corporation.

FIFTH:    The corporation, by its Board of Directors, may, subject to these Articles of Incorporation, purchase, repurchase, redeem or otherwise acquire the shares of any class issued by it, at such times and on such terms as they shall determine to be in the best interests of the corporation. All shares of the corporation purchased, redeemed or otherwise acquired, unless the Board of Directors or the laws of the State of Ohio specifically provide otherwise, shall be held as treasury shares. Provided, however, that this Article Fifth shall not create authority in the Board of Directors to cause an involuntary redemption of the shares of the common stock.

SIXTH:    The Board of Directors shall have the right, to the extent permitted by law: (i) to fix, determine and vary the amount of stated capital of the corporation; (ii) to determine whether any, and if any, what part of the surplus of the corporation, however created or arising, shall be used, disposed of or declared in dividends or paid to the stockholders; and (iii) without action by the stockholder, to use and apply the surplus of the corporation, or any part thereof, at any time or from time to time, in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or other securities of the corporation, to such extent of in such amount, in such manner and upon such terms as the Board of Directors shall determine expedient.

SEVENTH:    No holder of any share or shares of any class issued by the corporation shall be entitled as such, as a matter of right, at any time, to subscribe for or purchase (i) shares of any class issued by the corporation, now or hereafter authorized, (ii) securities of the corporation convertible into or exchangeable for shares of any class issued by the corporation, now or hereafter authorized, or (iii) securities of the corporation to which shall be attached or appertain any rights or options, whether by the terms of such securities or in the contracts, warrants or other instruments (whether transferable or non-transferable or separable or inseparable from such securities) evidencing such rights or options, entitling the holders thereof to subscribe for or purchase shares of any class issued by the corporation, now or hereafter authorized; it being the intent and is the effect of this Article Seventh to fully eliminate any and all pre-emptive rights with respect to the shares of any class issued by the corporation, now or hereafter authorized.

EIGHTH:    At each meeting of stockholders for the election of directors, each nominee who receives a majority of the votes cast with respect to his/her election shall be elected as a director; provided, however, that if the election is contested or cumulative voting is in effect pursuant to Section 1701.55 of the Ohio Revised Code, then the nominees receiving the greatest number of votes “for” his/her election shall be elected. For purposes of this Article EIGHTH, a majority of votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” his/her election, with abstentions and broker non-votes being disregarded. An election shall be considered “contested” if the number of nominees exceeds the number of directors to be elected by the class(es) of shares eligible to vote in such election.

NINTH:    These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation.